U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2003

CRANE CO.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-1657 (Commission File Number)	13-1952290 (I.R.S. Employer Identification No.)

100 First Stamford Place, Stamford, CT. (Address of principal executive offices)	06902 (Zip Code)

Registrant’s telephone number, including area code: (203)363-7300

N/A

(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.	Other Events

On July 22, 2003 the Company entered into a new four-year senior unsecured revolving credit facility for $300 million, replacing a revolving credit agreement for a like amount which was due to expire in November of this year.

The terms and conditions for this credit agreement are attached as Exhibit 10.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CRANE CO.

/s/ GEORGE S. SCIMONE

George S. Scimone Vice President, Finance and Chief Financial Officer

Date: August 29, 2003

EXHIBIT INDEX

Exhibits:

10.1	CREDIT AGREEMENT dated as of July 22, 2003, among CRANE CO., the BORROWING SUBSIDIARIES party hereto, the LENDERS party hereto, and JPMORGAN CHASE BANK, as Administrative Agent.